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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 3, 1999
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                Date of Report (Date of earliest event reported)

                              COSTILLA ENERGY, INC.
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            (Exact name of registrant as specified in its character)

  Delaware                             0-21411                75-2658940
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(State or other jurisdiction)    (Commission File Number)  (IRS Employer
                                                           Identification No.)

                          400 West Illinois, Suite 1000
                              Midland, Texas 79701
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                    (Address of principal executive offices)

                                 (915) 683-3902
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On September 3, 1999, Costilla Energy, Inc. (the "Company") filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. The case is pending in the United States Bankruptcy Court for the Western District of Texas, Midland-Odessa Division. The Company remains in possession of its properties and in control of its operations as a debtor-in-possession, and intends to file a plan of reorganization as soon as practicable.

ITEM 5.  OTHER EVENTS

         On August 18, 1999, a judgment was entered against the Company and the other defendants in a lawsuit styled GNK, Inc. v. Graham D. Williford, Carl Ed Williford, Harriette Williford-Whatley, Homer Paul Bonner, in his capacity as Trustee of Eric Wayne Wilson Trust No. 1 and the Hariette-Williford-Whatley 1987 Trust and Costilla Energy, Inc., Cause No. 97-311-B, in the District Court of Freestone County, Texas, 87th Judicial District. All of the defendants were found jointly and severally liable for actual damages in a total amount of $562,248.36. In addition, the Company was also found liable for additional actual damages of $2.00 and exemplary damages in the sum of $5,000,000. The Company anticipates that it will appeal this judgment.

         On August 16, 1999, the Company received notice from the Nasdaq Stock market that the Company's common stock would no longer be listed on the Nasdaq National Market. The Company's common stock is now quoted on the OTC Bulletin Board under the symbol COSE or COSE.OB.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     COSTILLA ENERGY, INC.


         Dated: September 13, 1999                   By: /s/ Bobby W. Page
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                                                         Bobby W. Page, Senior
                                                         Vice President and
                                                         Chief Financial Officer



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